 EXHIBIT 10.9

JOE & SAM OF NEW YORK, INC. CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) dated June 4, 2007 (the Effective date”) by and between the National Stem Cell Holding, Inc., a Delaware corporation, (the “Company”, and Joe and Sam of New York, Inc., a New York corporation (the “Consultant”) (collectively the "Parties").

WHEREAS, the Parties desire to enter into the Agreement to reflect the Consultant’s capacities in the Company’ business and to provide for the Company’ employment of the Consultant; and

WHEREAS, the Parties wish to set forth the terms and conditions of that employment; and

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1.

Term

The Company hereby employs the Consultant; and the Consultant hereby accepts employment with the Company, upon the terms and conditions set forth in the Agreement. Unless terminated earlier pursuant to Section 5, the Consultant’s employment shall be for the period commencing June 4, 2007 (the “Commencement Date”) and ending March 31, 2008. The Initial Term, together with any such extension, shall be referred to herein as the “contract period.”

2.

Title; Duties

During the contract period, the Consultant shall be employed, as a consultant, to negotiate an exit strategy for a ten year lease at 17 State Street, New York City.

The Consultant, through its officers and directors, shall report to the Chief Executive Officer, who shall have the authority to direct, control and supervise the activities of the Consultant.

3.

Compensation

The Company shall pay the Consultant a gross base fee for the period ending March 31, 2008 (“Base Fee”) payable in shares of common stock of the Company (“Shares”) as follows: 367,900 Shares at the commencement of the services and three million Shares upon successful conclusion of its services.

4.

Termination

Either Party may terminate employment of the Consultant under the Agreement without cause in which event, if such termination is accomplished by the Company, the Consultant will be entitled to compensation to the end of the Contract Period; and if by the Consultant, his compensation shall reduced pro rata.

The Company may terminate the Agreement at any time for cause, which will reduce the Consultant’s compensation and benefits to the Shares provided at the commencement of the Agreement.

The Consultant may terminate his employment under the Agreement at any time for good reason in that (i) the assignment to the Consultant of substantial duties or responsibilities inconsistent with the Consultant’s position at the Company, or any other action by the Company which results in a substantial diminution or other substantive adverse change in the Consultant’s duties or responsibilities, (ii) the Company’s failure to pay the Consultant any Base Fee or other compensation to which he becomes entitled, or (iii) the Company’s breach of any of its other obligations under the Agreement. In this event, compensation shall continue to the end of the Contract Period.

5.

Confidentiality

(a)

Definition of Proprietary Information. The Consultant acknowledges that it (including its officers and directors) may be furnished or may otherwise receive or have access to confidential information which relates to the Company’ past, present or future business activities, strategies, services or products, research and development; financial analysis and data; improvements, inventions, processes, techniques, designs or other technical data; profit margins and other financial information; fee arrangements; terms and contents of leases, asset management agreements and other contracts; tenant and vendor lists or other compilations for marketing or development; confidential personnel and payroll information; or other information regarding administrative, management, financial, marketing, leasing or sales activities of the Company, or of a third Party which provided proprietary information to the Company on a confidential basis. All such information, including any materials or documents containing such information, shall be considered by the Company and the Consultant as proprietary and confidential (the “Proprietary Information”).

(b)

Exclusions. Notwithstanding the foregoing, Proprietary Information shall not include information in the public domain not as a result of a breach of any duty by the Consultant or any other person.

(c)

Obligations. Both during and after the contract period, the Consultant will preserve and protect the confidentiality of the Proprietary Information and all physical forms thereof, whether disclosed to it or its officers and directors before the Agreement is signed or afterward (except as required by applicable law or otherwise as necessary in connection with the performance of the Consultant’s duties to the Company hereunder). In addition, the Consultant shall not (i) disclose or disseminate the Proprietary Information to any third Party, including employees of the Company (or their affiliates) without a legitimate business need to know; (ii) remove the Proprietary Information from the Company’ premises without a valid business purpose; or (iii) use the Proprietary Information for his own benefit or for the benefit of any third Party.

(d)

Return of Proprietary Information. The Consultant understands and acknowledges that all the Proprietary Information used or generated during the course of working for the Company is the property of the Company. The Consultant will deliver to the Company all documents and other tangibles (including diskettes and other storage media) containing the Proprietary Information at any time upon request by the Board of Directors during his employment and immediately upon termination of his employment.

6.

Miscellaneous

 (a)

Taxes. The Consultant will be solely responsible for all taxes, withholdings, and other statutory or contractual obligations of any sort.

 (b)

Legal Relationship. The Parties understand that the Consultant is an independent contractor and and the Consultant’s officers and directors shall not have the authority to bind the Company or act on the Company’s behalf with third parties except as expressly permitted by the Company in writing.

(c)

Notices. All notices required or permitted under the Agreement shall be in writing and shall be deemed effective (i) upon personal delivery, (ii) upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid, or (iii) in the case of facsimile transmission or delivery by nationally recognized overnight delivery service, when received, addressed as follows:

(i)

If to the Company, to:

Michael Cohen, CEO

Proteonomix, Inc..

187 Mill Lane

Mountainside, New Jersey 07052

 (ii)

If to the Consultant, to:

Arnold Lederman

Joe and Sam of New York, Inc.

155 East 77th Street

Suite 1A

New York New York 10028

or to such other address or addresses as either Party shall designate to the other in writing from time to time by like notice.

(d)

Entire Agreement. The Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of the Agreement.

(e)

Amendment. The Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

(f)

Governing Law. The Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

(g)

Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of both Parties and their respective successors and assigns, including any entity with which or into which the Company may be merged or which may succeed to its assets or business or any entity to which the Company may assign its rights and obligations under the Agreement; provided, however, that the obligations of the Consultant are personal and shall not be assigned or delegated by him.

(h)

Waiver. No delays or omission by the Company or the Consultant in exercising any right under the Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company or the Consultant on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

(i)

Captions. The captions appearing in the Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of the Agreement.

(j)

Severability. In case any provision of the Agreement shall be held by a court or arbitrator with jurisdiction over the Parties to the Agreement to be invalid, illegal or otherwise unenforceable, such provision shall be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

(k)

Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed the Agreement as of the day and year first above written.

NATIONAL STEM CELL HOLDING, INC.

By: /s/ Michael Cohen

Name: Michael Cohen

Title: President

The Consultant

Joe and Sam of New York, Inc.

By:  Arnold Lederman

Name: Arnold Lederman

Title: President

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